Exhibit (a)(1)(M)

To All Employees

From Marcia Pugsley, Director Human Resources

[Date], 2008

Subject: Conference Calls Regarding Option Exchange

All,

[As a reminder,] We are offering two conference call times to all Echelon employees to hear about the Option Exchange.

Check the table below to learn of the conference call time most convenient for you. The call in information is as follows [Information]

Country	Date	Time
Australia	[Date]	[Time]
Hong Kong	[Date]	[Time]
Japan	[Date]	[Time]
South Korea	[Date]	[Time]
Germany	[Date]	[Time]
Italy	[Date]	[Time]
Netherlands	[Date]	[Time]
Sweden	[Date]	[Time]
Switzerland	[Date]	[Time]
UK	[Date]	[Time]
US - CA	[Date]	[Time]

Country	Date	Time
Germany	[Date]	[Time]
Italy	[Date]	[Time]
Netherlands	[Date]	[Time]
Sweden	[Date]	[Time]
Switzerland	[Date]	[Time]
UK	[Date]	[Time]
US – CA	[Date]	[Time]
Australia	[Date]	[Time]
Hong Kong	[Date]	[Time]
Japan	[Date]	[Time]
South Korea	[Date]	[Time]

Also, Election and Withdrawal Forms are included in the Tender Offer document. Print pages 104–110 for the Election Form and pages 111–116 for the Withdrawal Form.

Thank you,

Marcia

Marcia Pugsley

Director Human Resources

Echelon

550 Meridian Avenue

San Jose, CA 95126

Telephone +1 408 938 5213

Fax +1 408 790 3390